Exhibit 8.1

March 31, 2023

Golar LNG Limited

2nd Floor, S.E. Pearman Building

9 Par-la-Ville Road

Hamilton, Bermuda HM 11

Re: Golar LNG Limited Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Golar LNG Limited, a Bermuda corporation (“Golar”), with respect to certain legal matters in connection with Golar’s Registration Statement on Form F-3 dated on or about the date hereof (the “Registration Statement”), to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain securities to be issued by Golar.

In providing our opinion, we have examined the Registration Statement, Golar’s annual report on Form 20-F for the fiscal year ended December 31, 2022 (the “Annual Report”), and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Based upon and subject to the assumptions, limitations, and qualifications set forth herein and in the Registration Statement and the Annual Report, it is our opinion that, insofar as it summarizes U.S. federal income tax law, the discussion set forth in the Annual Report under the heading “Material U.S. Federal Income Tax Considerations” in the section entitled “Item 10. Additional Information—E. Taxation” (the “U.S. Federal Income Tax Disclosure”) is accurate in all material respects.

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the above referenced documents may affect the conclusions stated herein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

No opinion is expressed as to any matter not discussed in the U.S. Federal Income Tax Disclosure. We are opining herein only as to the U.S. federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other U.S. federal laws, non-U.S. laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. In particular, our opinion is limited to the matters discussed in the U.S. Federal Income Tax Disclosure and does not include any tax consequences not expressly addressed therein. Further, statements contained in the U.S. Federal Income Tax Disclosure that Golar “believes,” “expects,” “intends,” or other similar phrases are not legal conclusions and do not constitute, or form part of, our opinion.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you and may be relied on by you in connection with the transactions set forth in the Registration Statement. In addition, this opinion may be relied on by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law. However, this opinion may not be relied upon for any other purpose or furnished to, assigned to, quoted to, or relied upon by any other person, firm, or other entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.